Exhibit 99.1
Diodes Incorporated

FOR IMMEDIATE RELEASE

            Diodes Incorporated Reports Second Quarter 2005 Earnings

o                   Record quarterly revenues of $50.6 million, up 7.6%
o                    Record quarterly earnings of $7.7 million, up 25%

Westlake Village, California, July 28, 2005 - Diodes Incorporated (Nasdaq:
DIOD), a leading manufacturer and supplier of high-quality discrete semiconductors, today reported record financial results for the second quarter ended June 30, 2005.

Second Quarter Highlights:
>>       Revenue increased 7.6% year-over-year and 4.1% sequentially to a record
          $50.6 million
>>       Gross margin improved 260 basis points to 34.6% year-over-year
>>       Operating income increased 21.1% to 9.5 million
>>       Net income increased 25.2% to a record $7.7 million, or $0.47 per diluted share, up from $6.1 million, or $0.40 per diluted share, in 2Q04 Launched new DFN packaging platform
>>       Expanded product offerings using PowerDI(TM)123 and SOD-523 compact performance packages

Revenues for the second quarter of 2005 were a record $50.6 million, an increase of 7.6% from the second quarter of 2004, and a sequential increase of 4.1%. Net income for the quarter increased 25.2% to a record $7.7 million, compared to $6.1 million for the three months ended June 30, 2004. Diluted earnings per share were $0.47 for the second quarter of 2005, compared with $0.40 for the second quarter of 2004.

Revenues for the first six months of 2005 increased 12.2% to $99.2 million, compared to $88.4 million in the same period last year. Net income for the first half of 2005 increased 35.7% to $14.9 million, compared to $11.0 million in the same period last year. Diluted earnings per share were $0.93 for the first six months of 2005, compared to $0.72 for the same period last year.

Gross profit for the second quarter of 2005 increased to $17.5 million, or 34.6% of sales, compared to $15.0 million, or 32.0%, in the second quarter of 2004, and $16.6 million, or 34.1% of sales in the first quarter of 2005. The improvements in gross margin were due to the positive contribution of higher-margin new products, a favorable product mix, and efficient utilization of manufacturing capacity.

Commenting on the quarter, Dr. Keh-Shew Lu, President and CEO of Diodes Incorporated, said: "During the second quarter Diodes continued to outpace the discrete semiconductor market, as our revenues and net income reached new record highs. Margins continue to be driven by robust demand for our next-generation products. Diodes' market share is at an all time high in most of our end-user markets. In addition to the profit improvement, we generated $24.1 million in operating cash flow during the first half of 2005, providing us with a very strong balance sheet to support future corporate growth initiatives."

"Over the past several years, Diodes has established a reputation as an innovation leader in the discrete semiconductor segment, while delivering profitable growth to our shareholders," Dr. Lu continued. "I am very excited to help lead Diodes, Inc. to the next stage of its growth as we progress into adjacent technologies, such as analog and mixed-signal products, which offer the potential to expand our addressable market and profitability over time. This represents a natural evolution in Diodes' long-term growth strategy and builds upon our core strength in multi-chip packaging integration to deliver a growing range of value-added solutions for our customers."

End-Markets
"Demand for our innovative space and power-saving subminiature devices in areas including notebooks computers and audio players drove Diodes' revenue growth in the quarter, with computer and consumer electronics contributing 36% and 34% of total sales respectively," commented Mark King, Vice President of Sales and Marketing.

"Asia continued to be the fastest growing region of global electronics manufacturing, contributing 66% of our second quarter revenues. Demand in North America remained in line with the previous quarter and sales represented 31% of total revenues. And despite soft market demand in Europe, we continued to establish Diodes' position in this market by penetrating new accounts to grow this region's contribution to almost 3% of sales," said Mr. King.

Design Wins and New Products
During the second quarter, Diodes launched a new breakthrough DFN packaging platform using Quad Flat No-Lead technology, which will be employed in a new line of ultra-miniature devices broadly used in mobile phones, PDAs, portable media and entertainment devices, digital cameras and camcorders, notebook computers, and wireless equipment. And the Company continued to expand its compact power PowerDI(TM)123 and ultra-small SOD-523 packages, with new products offering reduced size and power consumption suited to a wide range of portable electronic devices, consumer electronics and automotive applications, as well as switch-mode power supply designs.

Sales of new products were 15.7% of total sales, compared to 12.6% a year ago.

"New product revenues were primarily driven by SOD523 product line, array products in various packages and early revenues generated by PowerDI(TM)123," Mr. King commented. "Design wins for our PowerDI(TM)123, PowerDI(TM)5, and array products continued to be very strong during the quarter, which has us well positioned as the next-generation of end-equipment goes into production."

Additional Financial Highlights
For the quarter, SG&A expenses were $7.2 million, or 14.2% of sales, as compared to $6.4 million, or 13.6% of sales, in the comparable quarter last year. The increase was primarily attributable to non-cash expenses of $358,000 related to the granting of a total of 220,000 shares of Diodes' stock to Dr. Lu and C.H. Chen as part of Diodes' recent strengthening of its senior management team. In addition to the expense, the 220,000 shares are included in the diluted shares outstanding calculation. The combined impact of the share grant reduced Diodes' diluted earnings per share during the second quarter by two cents, from 49 cents to 47 cents. The share grant will continue to be expensed quarterly based on Diodes' stock price over the required 4-year vesting period.

Research and development expenses were $850,000, or 1.7% of revenue, compared to $815,000, or 1.7% of sales, in the second quarter of 2004.

Operating income for the second quarter increased 21.1% to $9.5 million, or 18.7% of sales, compared to $7.8 million, or 16.6% of sales, for the second quarter of 2004.

Capital expenditures for the current quarter were $4.0 million and $6.8 million year to date. Depreciation expense for the quarter was $3.9 million and $7.8 million year to date.

At June 30, 2005, Diodes had $33.0 million in cash, $66.5 million in working capital, $10.8 million in long-term debt and unused and available credit facilities of $49.8 million. For the first six months of 2005, shareholder equity increased 18.6% to $133.0 million.

Business Outlook
"With flat demand in the worldwide discrete semiconductor market, and coming off our record revenue performance during the second quarter, we expect to see modest sequential revenue growth and comparable gross margins for the third quarter of 2005," stated Dr. Lu. "We are very encouraged by the strong interest in our new value-added products and excited about the opportunities to continue to expand our growth horizons through customer-driven innovation. In addition, with our China facility operating at capacity, and solid demand, we are now increasing our previous full-year capital expenditure forecast from $12-14 million to $15-18 million."

Conference Call
Diodes Incorporated will hold its fourth quarter conference call for all interested persons at 8 a.m. Pacific Time (11 a.m. Eastern Time) today to discuss its results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor section of Diodes' website at www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes website for 60 days.

About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company operates four Far East subsidiaries, Diodes-China (QS-9000 and ISO-14001 certified) in Shanghai, our newest manufacturing facility in China, Diodes-Shanghai, Diodes-Taiwan (ISO-9000 certified) in Taipei, and Diodes-Hong Kong. Diodes-China and Diodes-Shanghai manufacturing focus are on subminiature surface-mount devices destined for wireless devices, notebook, flat panel display, digital camera, mobile handset, set-top box, DC to DC conversion, and automotive applications, among others. Diodes-Taiwan is our Asia-Pacific sales, logistics and distribution center. Diodes-Hong Kong covers sales, warehouse and logistics functions. The Company's 5" wafer foundry, Diodes-FabTech (QS-9000 certified), specializes in Schottky products and is located just outside Kansas City, Missouri. The Company's ISO-9001:2000 corporate sales, marketing, engineering and logistics headquarters is located in Southern California. For further information, including SEC filings, visit the Company's website at http://www.diodes.com.


Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, any forecast of revenues or gross margin. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

Source:  Diodes Incorporated
CONTACT:  Carl Wertz, Chief Financial Officer,
Diodes Incorporated (805) 446-4800
e-mail:  carl_wertz@diodes.com
or
Crocker Coulson, President, CCG Investor Relations,
(310) 231-8600, Ext. 103, e-mail: crocker.coulson@ccgir.com


Recent  news   releases,   annual   reports,   and  SEC   filings  are
available   at  the   Company's   website:
http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to:
----------------------
diodes-fin@diodes.com.
---------------------

               CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOWS



                                                        ###


                      DIODES INCORPORATED AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                          Three Months Ended                           Six Months Ended
                                                               June 30,                                    June 30,
                                              -------------------------------------------  -----------------------------------------
                                                     2004                    2005                2004                   2005
                                              --------------------    -------------------  ------------------    -------------------

Net sales                                         $  47,017,000           $  50,598,000        $   88,442,000        $   99,198,000
Cost of goods sold                                   31,989,000              33,101,000            60,664,000            65,105,000
                                              --------------------    -------------------  ------------------    -------------------

     Gross profit                                    15,028,000              17,497,000            27,778,000            34,093,000

Selling, general and administrative
expenses                                              6,417,000               7,196,000            11,908,000            13,888,000
Research and development expenses                       815,000                 850,000             1,562,000             1,750,000
Loss (gain) on sale of fixed assets                      (8,000)                     --                15,000              (105,000)
                                              --------------------    -------------------  ------------------    -------------------
      Total operating expenses                         7,224,000              8,046,000            13,485,000            15,533,000

     Income from operations                           7,804,000               9,451,000            14,293,000            18,560,000

Other income (expense)
     Interest income                                      8,000                  39,000                10,000                43,000
     Interest expense                                  (153,000)               (118,000)             (337,000)             (277,000)
     Other                                               24,000                  12,000              (124,000)              (21,000)
                                              --------------------    -------------------  ------------------    -------------------
                                                       (121,000)                (67,000)             (451,000)             (255,000)

Income before income taxes and minority
interest                                              7,683,000               9,384,000            13,842,000            18,305,000
Income tax provision                                 (1,383,000)             (1,461,000)           (2,543,000)           (2,903,000)
                                              --------------------    -------------------  ------------------    -------------------
Income before minority interest                       6,300,000               7,923,000            11,299,000            15,402,000

Minority interest in joint venture earnings            (177,000)               (258,000)             (319,000)             (497,000)
                                              --------------------    -------------------  ------------------    -------------------

Net income                                        $   6,123,000           $   7,665,000        $   10,980,000        $   14,905,000
                                              ====================    ===================  ==================    ===================

Earnings per share
     Basic                                        $        0.46           $        0.53        $         0.83        $         1.04
     Diluted                                      $        0.40           $        0.47        $         0.72        $         0.93
                                              ====================    ===================  ==================    ===================

Number of shares used in computation
     Basic                                           13,265,146              14,418,819            13,180,992            14,318,916
     Diluted                                         15,329,760              16,209,651            15,306,089            16,071,423
                                              ====================    ===================  ==================    ===================


The accompanying notes are an integral part of these financial statements.


                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET


                                     ASSETS

                                                                              December 31,              June 30,
                                                                                  2004                    2005
                                                                           -------------------     -------------------
                                                                                                      (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                   $ 18,970,000           $  33,014,000
     Accounts receivable
         Customers                                                                 38,682,000              43,782,000
         Related parties                                                            5,526,000               4,599,000
                                                                           -------------------     -------------------
                                                                                   44,208,000              48,381,000
         Less:  Allowance for doubtful receivables                                    432,000                 464,000
                                                                           -------------------     -------------------
                                                                                   43,776,000              47,917,000

     Inventories                                                                   22,238,000              22,304,000
     Deferred income taxes, current                                                 2,453,000               2,375,000
     Prepaid expenses and other current assets                                      4,243,000               4,160,000
     Prepaid income taxes                                                             406,000                 883,000
                                                                           -------------------     -------------------
                  Total current assets                                             92,086,000             110,653,000

PROPERTY, PLANT AND EQUIPMENT, at cost, net
    of accumulated depreciation and amortization                                   60,857,000              63,005,000

DEFERRED INCOME TAXES, non-current                                                  7,970,000               7,309,000

OTHER ASSETS
     Goodwill                                                                       5,090,000               5,090,000
     Other                                                                          1,798,000                 323,000
                                                                           -------------------     -------------------

TOTAL ASSETS                                                                     $167,801,000           $ 186,380,000
                                                                           ===================     ===================

The accompanying notes are an integral part of these financial statements.




                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                December 31,             June 30,
                                                                                    2004                   2005
                                                                              ------------------     ------------------
                                                                                                        (Unaudited)
CURRENT LIABILITIES
     Line of credit                                                              $  6,167,000           $          --
     Accounts payable
         Trade                                                                     17,274,000              18,374,000
         Related parties                                                            3,936,000               6,071,000
     Accrued liabilities                                                           11,459,000              12,730,000
     Current portion of long-term debt
         Related party                                                              2,500,000               2,500,000
         Other                                                                      1,014,000               4,391,000
     Current portion of capital lease obligations                                     165,000                 136,000
                                                                              ------------------     ------------------
                  Total current liabilities                                        42,515,000              44,202,000

LONG-TERM DEBT, net of current portion
         Related party                                                              1,250,000                      --
         Other                                                                      6,583,000               3,877,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                   2,172,000               1,678,000

MINORITY INTEREST IN JOINT VENTURE                                                  3,133,000               3,630,000

STOCKHOLDERS' EQUITY
     Class A convertible preferred stock - par value $1.00 per share; 1,000,000 shares authorized;
         no shares issued and outstanding                                                  --                      --
     Common stock - par value $0.66 2/3 per share;
         30,000,000 shares authorized; 15,763,266 and 16,185,552
         shares issued at December 31, 2004
         and June 30, 2005, respectively                                            7,260,000               7,538,000
     Additional paid-in capital                                                    24,765,000              30,199,000
     Retained earnings                                                             81,330,000              96,235,000
                                                                              ------------------     ------------------
                                                                                  113,355,000             133,972,000
     Less:
         Treasury stock - 1,613,508 shares of common stock, at cost                 1,782,000               1,782,000
         Accumulated other comprehensive gain                                        (575,000)               (803,000)
                                                                              ------------------     ------------------
                                                                                    1,207,000                 979,000

                  Total stockholders' equity                                      112,148,000             132,993,000
                                                                              ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $167,801,000           $ 186,380,000
                                                                              ==================     ==================

              The accompanying notes are an integral part of these
                             financial statements.